                                                                     EXHIBIT 4.2

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                          ADVANCED MICRO DEVICES, INC.

                                     ISSUER


                       11% Senior Secured Notes due 2003



                              -------------------


                                   INDENTURE

                           Dated as of August 1, 1996

                               -----------------


                    United States Trust Company of New York

                                    TRUSTEE

================================================================================

                               TABLE OF CONTENTS


                                                                            Page


ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions..............................................     1
Section 1.02.    Other Definitions........................................    14
Section 1.03.    Incorporation by Reference of Trust Indenture Act........    15
Section 1.04.    Rules of Construction....................................    15

ARTICLE 2  THE NOTES

Section 2.01.    Form and Dating..........................................    16
Section 2.02.    Execution and Authentication.............................    17
Section 2.03.    Registrar and Paying Agent...............................    17
Section 2.04.    Paying Agent to Hold Money in Trust......................    18
Section 2.05.    Holder Lists.............................................    18
Section 2.06.    Transfer and Exchange....................................    18
Section 2.07.    Replacement Notes........................................    21
Section 2.08.    Outstanding Notes........................................    21
Section 2.09.    Treasury Notes...........................................    21
Section 2.10.    Temporary Notes..........................................    22
Section 2.11.    Cancellation.............................................    22
Section 2.12.    Defaulted Interest.......................................    22
Section 2.13.    Record Date..............................................    22
Section 2.14.    CUSIP Number.............................................    23

ARTICLE 3  OFFERS TO PURCHASE OR REDEMPTION

Section 3.01.    Notices to Trustee.......................................    23
Section 3.02.    Selection of Notes to be Redeemed........................    23
Section 3.03.    Notice of Redemption.....................................    23
Section 3.04.    Effect of Notice of Redemption...........................    24
Section 3.05.    Deposit of Redemption Price..............................    24
Section 3.06.    Notes Redeemed in Part...................................    25
Section 3.07.    Optional Redemption......................................    25
Section 3.08.    Mandatory Redemption.....................................    25
Section 3.09.    Repurchase Offers........................................    25

ARTICLE 4  COVENANTS

Section 4.01.    Payment of Notes.........................................    28
Section 4.02.    Maintenance of Office or Agency..........................    28
Section 4.03.    SEC Reports..............................................    28

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                                                                            Page
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Section 4.04.   Compliance Certificate......................................  29
Section 4.05.   Taxes.......................................................  30
Section 4.06.   Stay, Extension and Usury Laws..............................  30
Section 4.07.   Restricted Payments.........................................  30
Section 4.08.   Dividend and Other Payment Restrictions Affecting Restricted
                Subsidiaries................................................  32
Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred Stock..  33
Section 4.10.   Asset Sales, Collateral Asset Sales and Events of Loss......  35
Section 4.11.   Limitation on Issuances and Sales of Capital Stock of
                Wholly Owned Restricted Subsidiaries........................  37
Section 4.12.   Transactions with Affiliates................................  38
Section 4.13.   Liens.......................................................  39
Section 4.14.   New Credit Agreement........................................  39
Section 4.15.   Corporate Existence.........................................  39
Section 4.16.   Change of Control...........................................  39
Section 4.17.   Maintenance of Insurance....................................  40
Section 4.18.   Collateral Documents........................................  40
Section 4.19.   Further Assurances..........................................  41

ARTICLE 5  SUCCESSORS

Section 5.01.   Merger, Consolidation or Sale of Assets.....................  41
Section 5.02.   Successor Corporation Substituted...........................  42

ARTICLE 6  DEFAULTS AND REMEDIES

Section 6.01.   Events of Default and Remedies..............................  42
Section 6.02.   Acceleration................................................  44
Section 6.03.   Other Remedies..............................................  45
Section 6.04.   Waiver of Certain Existing Defaults.........................  45
Section 6.05.   Control by Majority.........................................  45
Section 6.06.   Limitation on Suits.........................................  46
Section 6.07.   Rights of Holders of Notes to Receive Payment...............  46
Section 6.08.   Collection Suit by Trustee..................................  46
Section 6.09.   Trustee May File Proofs of Claim............................  47
Section 6.10.   Priorities..................................................  47
Section 6.11.   Undertaking for Costs.......................................  48

ARTICLE 7  TRUSTEE

Section 7.01.   Duties of Trustee...........................................  48
Section 7.02.   Rights of Trustee...........................................  49
Section 7.03.   Individual Rights of Trustee................................  50
Section 7.04.   Trustee's Disclaimer........................................  50
Section 7.05.   Notice of Defaults..........................................  50

                                                                            Page
                                                                            ----


Section 7.06.   Reports by Trustee to Holders of the Notes..................  51
Section 7.07.   Compensation and Indemnity..................................  51
Section 7.08.   Replacement of Trustee......................................  52
Section 7.09.   Successor Trustee by Merger, etc............................  53
Section 7.10.   Eligibility; Disqualification...............................  53
Section 7.11.   Preferential Collection of Claims Against Company...........  53

ARTICLE 8  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.   Legal Defeasance or Covenant Defeasance.....................  54
Section 8.02.   Legal Defeasance and Discharge..............................  54
Section 8.03.   Covenant Defeasance.........................................  54
Section 8.04.   Conditions to Legal or Covenant Defeasance..................  55
Section 8.05.   Deposited Money and Government Securities to be
                Held in Trust; Other Miscellaneous Provisions...............  56
Section 8.06.   Repayment to Company........................................  57
Section 8.07.   Reinstatement...............................................  57
Section 8.08.   Collateral..................................................  57

ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders of Notes.........................  58
Section 9.02.   With Consent of Holders of Notes............................  58
Section 9.03.   Compliance with Trust Indenture Act.........................  60
Section 9.04.   Revocation and Effect of Consents...........................  60
Section 9.05.   Notation on or Exchange of Notes............................  60
Section 9.06.   Trustee to Sign Amendments, etc.............................  61

ARTICLE 10  COLLATERAL AND SECURITY

Section 10.01.  Collateral and Security.....................................  61
Section 10.02.  Recording, Etc..............................................  62
Section 10.03.  Protection of the Trust Estate..............................  62
Section 10.04.  Release of Lien.............................................  62
Section 10.05.  Authorization of Actions to Be Taken by the
                Trustee Under the Collateral Documents......................  63
Section 10.06.  Authorization of Receipt of Funds by the
                Trustee Under the Collateral Documents......................  63
Section 10.07.  Collateral Agent............................................  63

ARTICLE 11  MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls................................  64
Section 11.02.  Notices.....................................................  64
Section 11.03.  Communication by Holders of Notes with Other
                Holders of Notes............................................  65

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
                                                                            Page
                                                                            ----
Section 11.04.    Certificate and Opinion as to Conditions Precedent.......   65
Section 11.05.    Statements Required in Certificate or Opinion............   65
Section 11.06.    Rules by Trustee and Agents..............................   66
Section 11.07.    No Personal Liability of Directors, Officers, Employees
                  and Stockholders.........................................   66
Section 11.08.    Governing Law............................................   66
Section 11.09.    No Adverse Interpretation of Other Agreements............   66
Section 11.10.    Successors...............................................   66
Section 11.11.    Severability.............................................   67
Section 11.12.    Counterpart Originals....................................   67
Section 11.13.    Table of Contents, Headings, etc.........................   67

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                                                                     Page
                                                                     ----

                            CROSS-REFERENCE TABLE*

Trust Indenture
 Act Section                                           Indenture Sections

310 (a)(1)...........................................................7.10
    (a)(2)...........................................................7.10
    (a)(3)...........................................................N.A.
    (a)(4)...........................................................N.A.
    (a)(5)...........................................................7.10
    (b)..............................................................7.10
    (c)..............................................................N.A.
311 (a)..............................................................7.11
    (b)..............................................................7.11
    (c)..............................................................N.A.
312 (a)..............................................................2.05
    (b).............................................................11.03
    (c).............................................................11.03
313 (a)..............................................................7.06
    (b)(1)..........................................................10.04
    (b)(2).....................................................7.06; 7.07
    (c)........................................................7.06;11.02
    (d)..............................................................7.06
314 (a).......................................................4.03; 11.05
    (b).............................................................10.02
    (c)(1)..........................................................11.04
    (c)(2)..........................................................11.04
    (c)(3)..........................................................11.04
    (d).............................................................10.04
    (e).............................................................11.05
    (f)..............................................................N.A.
315 (a)..............................................................7.02
    (b)..............................................................7.05
    (c)..............................................................7.01
    (d)..............................................................7.01
    (e)..............................................................6.11
316 (a)(last sentence)...............................................2.09
    (a)(1)(A)........................................................6.05
    (a)(1)(B)........................................................6.04
    (a)(2)...........................................................N.A.
    (b)..............................................................6.07
    (c)..............................................................2.13
317 (a)(1)...........................................................6.08
    (a)(2)...........................................................6.09
    (b)..............................................................2.04

                                                                            Page
                                                                            ----
318 (a)................................................................    11.01
    (b)................................................................     N.A.
    (c)................................................................    11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

      INDENTURE, dated as of August 1, 1996, by and between Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 11% Senior Secured Notes due 2003 (the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


Section 1.01.  Definitions.

   "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

   "Agent" means any Registrar, Paying Agent or co-Registrar.

   "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.16 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Collateral Asset Sale, (iv) a Restricted Payment that is permitted by Section 4.07 hereof, (v) the sale or exchange of equipment with an aggregate value not to exceed $50.0 million at any one time provided such equipment has been replaced by equipment of equal or greater value within 45 days of such sale or exchange, (vi) the transfer of assets by the Company or a Restricted Subsidiary to the Dresden, Germany Unrestricted Subsidiary provided such transfer is not a Restricted Payment under Section 4.07 hereof, (vii) the transfer of assets from the Company or a Restricted

Subsidiary to the FASL Unrestricted Subsidiary provided such transfer would be permitted pursuant to Section 4.07 hereof, (viii) any sale and leaseback transaction with respect to equipment so long as the equipment which is the subject of such transaction is acquired for the purpose of effecting such transaction and the sale and leaseback of such equipment occurs no later than 120 days following the original acquisition of such equipment and the lease is a Capital Lease Obligation and (ix) any transfer of the Equity Interests of the Dresden, Germany Unrestricted Subsidiary pursuant to the Lien described in clause (xvi) of the definition of "Permitted Liens" will not be deemed to be Asset Sales.

   "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

   "Banks" means the Bank of America National Trust and Savings Association, ABN AMRO Bank N.V. and Canadian Imperial Bank of Commerce, as lenders under the New Credit Agreement, and any other lenders from time to time under the New Credit Agreement.

   "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

   "Business Day" means any day other than a Legal Holiday.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means (i) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than 12 months from the date of acquisition; (ii) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100.0 million and whose short-term securities are rated at least A-1 by S&P or at least P-1 by Moody's;
(iii) taxable and tax-exempt commercial paper of an issuer rated at least A-1 by S&P or at least P-l by Moody's and in either case having a tenor of not more than 270 days; (iv) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than 12 months after the date of acquisition by the Company or its Subsidiaries; (v) municipal notes and bonds which are rated at least SP-1 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than 12 months; (vi) investments in taxable or tax-exempt money market funds with assets greater than $500.0 million and whose assets have average maturities less than or equal to 180 days and are rated at least A-1 by S&P or at least P-l by Moody's; or (vii) money market preferred instruments of an issuer rated at least A-1 by S&P or at least P-1 by Moody's with tenors of not more than 12 months.

   "Certificated Notes" shall mean the Notes that are in the form of the Notes attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

   "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

   "CIBC Guarantee" means the Third Amended and Restated Guaranty, dated as of August 21, 1995, by the Company in favor of CIBC, Inc. relating to the Land Lease, dated as of September 22, 1992, and the Building Lease, dated as of September 22, 1992, between CIBC, Inc., as lessor, and a Wholly Owned Restricted Subsidiary of the Company, as lessee, for the Company's headquarters, in each case as amended as of the Issue Date.

   "Collateral" means the real and other property at Fab 25 described in the Deed of Trust and all other property and assets that from time to time secure the Notes pursuant to the applicable Collateral Documents, including any Replacement Collateral.

   "Collateral Agent" means IBJ Schroder Bank & Trust Company until a successor replaces it in accordance with the applicable provisions of the Intercreditor Agreement and thereafter means the successor serving thereunder.

   "Collateral Asset Sale" means any direct or indirect sale, conveyance, lease, transfer or other disposition, including, without limitation, by means of an amalgamation, merger, consolidation or similar transaction (each, a "Disposition"), or a series of related Dispositions by the Company or any of its Restricted Subsidiaries of the Collateral or any portion thereof, other than (a) the sale of machinery, equipment, furniture, apparatus, tools or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operation of Fab 25, the aggregate fair market value of which does not exceed $10.0 million in any year or (b) the sale or exchange of equipment in an alteration or improvement at Fab 25 with an aggregate value not to exceed $25.0 million at any one time provided such equipment is replaced by equipment of equal or greater value within 45 days of such sale or exchange. A Collateral Asset Sale shall not include the requisition of title to or the seizure, condemnation, forfeiture or casualty of any Collateral.

   "Collateral Documents" means, collectively, the Deed of Trust, the Security Agreement, the Intercreditor Agreement or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Collateral Agent in the Collateral.

   "Company" means Advanced Micro Devices, Inc., a Delaware corporation, until a successor to Advanced Micro Devices, Inc. as the Company is appointed under this Indenture, and thereafter, means such successor.

   "Company Book Value" means, as of the date of determination, (a) the Company's total assets less (b) the Company's Intangible Assets less (c) all of the Company's liabilities, in each case determined on a consolidated basis in accordance with GAAP; provided, however, in calculating Company Book Value the assets, Intangible Assets and liabilities of the Dresden, Germany Unrestricted Subsidiary shall be excluded.

   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or any of its Restricted Subsidiaries.

   "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

   "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

   "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

   "Deed of Trust" means the Deed of Trust, Assignment, Security Agreement and Financing Statement, dated as of August 1, 1996, from the Company to the Collateral Agent for the benefit of the Banks and the Trustee, for the further benefit of the holders of the Notes, as amended to the extent permitted by the terms thereof and of this Indenture.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

   "Dresden, Germany Unrestricted Subsidiary" means, together, AMD Saxony Manufacturing GmbH and any Wholly Owned Subsidiary of the Company (other than directors' qualifying shares) and formed under the laws of a jurisdiction other than one of the United States of America which holds 100% of the equity in AMD Saxony Manufacturing GmbH.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Event of Loss" means (i) the loss or destruction of or damage to any Collateral, (ii) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Collateral or (iii) any consensual settlement in lieu of any event listed in clause (ii), in each case whether in a single event or a series of related events, that results in Net Proceeds from all sources in excess of $10.0 million.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

   "Fab 25 Complex" means the Company's recently constructed 950,000 square foot integrated circuit manufacturing facility, designated by the Company as Fab 25, located in Austin, Texas, including, among other things, its ancillary buildings for ultrapure water production, chemical supply, stock and gowning, and facility support.

   "FASL Unrestricted Subsidiary" means Fujitsu AMD Semiconductor Limited, a joint venture between the Company and Fujitsu Limited.

   "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, other than the Lien described under clause (xvi) of the definition of "Permitted Liens," whether or not such Guarantee or Lien is called upon, and (iv) the product of
(a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

   "Government Securities" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, a Guarantee shall not include any commitments or obligations of the Company or its Restricted Subsidiaries relating to the Dresden, Germany Unrestricted Subsidiary until such time as such commitments or obligations relate to Indebtedness of the Dresden, Germany Unrestricted Subsidiary.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person or any Subsidiary of such Person against fluctuations in interest rates, and (ii) foreign exchange forward contracts, foreign currency options and other agreements or arrangements entered into by such Person in the ordinary course of business for the purpose of managing risks associated with receivables on the balance sheet of such Person or any Subsidiary of such Person denominated in foreign currencies.

   "Holder" means a Person in whose name a Note is registered.

   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

   "Indenture" means this Indenture, as amended or supplemented from time to time.

   "Initial Public Offering" means the first sale of securities of a Person to an underwriter for reoffering to the public.

   "Intangible Assets" means (to the extent included in the Company's assets)
(i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any assets owned by the Company or a consolidated Subsidiary of the Company, (ii) all investments as of such date in unconsolidated Subsidiaries of the Company and in Persons which are not Subsidiaries of the Company (except, in each case, Permitted Investments) and
(iii) all unamortized debt discounts and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization and developmental expenses and other intangible items, all of the foregoing as determined in accordance with GAAP.

   "Intercreditor Agreement" means the Intercreditor Agreement, dated as of August 1, 1996, by and among United States Trust Company of New York, as Trustee, Bank of America National Trust & Savings Association, as bank agent, and IBJ Schroder Bank & Trust Company, as Collateral Agent, as amended or modified from time to time.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that (a) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company and (b) any loan or loans by the Company or its Subsidiaries to any employee in an aggregate amount less than $1.0 million shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

   "Issue Date" means the date on which the Notes are originally issued.

   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided, however, that the express subordination by the Company or any Restricted Subsidiary of any direct or indirect loan to the Dresden, Germany Unrestricted Subsidiary permitted pursuant to Section 4.07 shall not be deemed a Lien.

   "Moody's" means Moody's Investors Service, Inc.

   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or Collateral Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Collateral Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Collateral Asset Sale), net of the direct costs relating to such Asset Sale or Collateral Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes) secured by a Lien on the asset or assets that were the subject of such Asset Sale or Collateral Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "New Credit Agreement" means that certain Credit Agreement, dated as of July 19, 1996, among the Banks and the Company providing for a $150.0 million secured revolving line of credit and a $250.0 million secured term loan, as amended or modified from time to time.

   "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than a Lien on Equity Interests of the Dresden, Germany Unrestricted Subsidiary permitted pursuant to clause (xvi) of the definition of "Permitted Liens"). Notwithstanding the foregoing, (a) a commitment or obligation of the Company or any Restricted Subsidiary to support the Dresden, Germany Unrestricted Subsidiary shall be Non-Recourse Debt unless such commitment or obligation constitutes a Guarantee; (b) any direct or indirect loan by the Company or any Restricted Subsidiary to the Dresden,

Germany Unrestricted Subsidiary permitted pursuant to Section 4.07 shall be deemed Non-Recourse Debt of the Dresden, Germany Unrestricted Subsidiary; and
(c) any Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Dresden, Germany Unrestricted Subsidiary permitted pursuant to subclause
(iv)(b) of Section 4.07 shall not, alone, cause any such Indebtedness of the Dresden, Germany Unrestricted Subsidiary to cease to be Non-Recourse Debt of the Dresden, Germany Unrestricted Subsidiary.

   "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Offering" means the offering of the Notes by the Company hereunder pursuant to the Prospectus, dated as of July 19, 1996, and the Prospectus Supplement, dated August 8, 1996.

   "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

   "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in
Section 11.05 hereof.

   "Opinion of Counsel" means an opinion from legal counsel, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

   "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof and (e) any Restricted Strategic Investment, provided the aggregate amount of such Restricted Strategic Investment and all other outstanding Restricted Strategic Investments at such time does not exceed the sum of (i) $50.0 million, plus (ii) the amount of any cash gain (after taking into effect disposition costs) on any Restricted Strategic Investments sold for cash or otherwise liquidated or repaid for cash, less (iii) the amount of any loss (after taking into effect disposition costs) on any Restricted Strategic Investments sold or otherwise liquidated or repaid.

   "Permitted Liens" means (i) Liens on Collateral securing the Notes and amounts outstanding under the New Credit Agreement that are permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company;
(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness permitted by clause (iv) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Issue Date; (viii) the renewal, extension or replacement of Liens securing Indebtedness extended, refinanced, renewed, replaced, defeased or refunded with Permitted Refinancing Debt pursuant to clause (v) of the second paragraph of Section 4.09 hereof, (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;
(xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xiii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that
(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, or any authority succeeding to any of its principal functions, and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (xiv) Liens on any assets, Equity Interests or other property of the Company or any Restricted Subsidiary (other than Collateral) securing Indebtedness of the Company or any Restricted Subsidiary permitted pursuant to clause (ii) of the second paragraph of Section 4.09 hereof, provided that (a) such Indebtedness ranks pari passu in right of payment with the Notes and (b) with respect to any such Lien securing Indebtedness pursuant to the New Credit Agreement, all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; (xv) Liens securing Permitted Refinancing Debt used to pay the Obligations of the Company under the CIBC Guarantee; and (xvi) any Lien on Equity Interests of the Dresden, Germany Unrestricted Subsidiary.

   "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (including the CIBC Guarantee but excluding all other Guarantees) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted

Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "PLD Subsidiary" means any Restricted Subsidiary formed after the Issue Date, to operate the business currently operated by the Company's Programmable Logic Division.

   "Replacement Collateral" means, at any relevant date in connection with a Collateral Asset Sale or Event of Loss, assets used in the Company's business other than the Collateral, which on such date (a) constitute similar assets to Collateral disposed of or destroyed and do not constitute Capital Stock of any Person, (b) are acquired by the Company at a purchase price which does not exceed the fair market value of such Replacement Collateral (as determined in the case of each of (a) and (b), in good faith by the Board of Directors of the Company, on the basis of the written opinion of a qualified independent appraiser or financial advisor prepared contemporaneously with such purchase) and made available to the Collateral Agent, (c) are free and clear of all Liens other than Permitted Liens, and (d) are subject to the Collateral Documents.

   "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Notes pursuant to Section 4.10 or 4.16 hereof.

   "Responsible Officer" means with respect to the Trustee, any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Strategic Investments" means one or more investments by the Company or a Restricted Subsidiary after the Issue Date in the same or a substantially related industry or line of business as that conducted by the Company or any Subsidiary, or as that conducted by any customer or supplier of the Company or any Subsidiary that would provide vertical integration with such industry or line of business, as of the Issue Date, provided such investment is identified as such in a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "S&P" means Standard & Poor's Corporation.

   "SEC" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Security Agreement" means that certain Security Agreement, dated as of August 1, 1996, between the Company and the Collateral Agent.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof. Notwithstanding the foregoing, the Dresden, Germany Unrestricted Subsidiary shall not be deemed a Significant Subsidiary for purposes of this Indenture.

   "Subsidiary" means, with respect to any Person, (i) the FASL Unrestricted Subsidiary, (ii) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

   "Tangible Assets" means any asset of the Company which is not an Intangible Asset.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

   "Trustee" means the party named as such above unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

   "Unrestricted Subsidiary" means (i) the Dresden, Germany Unrestricted Subsidiary, (ii) the FASL Unrestricted Subsidiary, and (iii) any other Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted under Section 4.07 hereof.

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section 4.09). The board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary;provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, (ii) no Default or Event of Default would be in existence following such designation and (iii) such Obligation would be allowed under Section 4.07 hereof.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

   "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.  Other Definitions.

                                  Defined in
Term                                Section
- ----                                -------

"Affiliate Transaction"...........     4.12
"Change of Control Payment".......     4.16
"Closing Date"....................     2.01
"Contribution Margin".............     4.12
"Covenant Defeasance".............     8.03
"Collateral Agent"................    10.07
"DTC".............................     2.03
"Event of Default"................     6.01
"Excess Proceeds".................     4.10
"First Optional Redemption Date"..     3.07
"Global Note".....................     2.01
"Global Note Holder"..............     2.01
"incur" and "incurrence"..........     4.09
"Legal Defeasance"................     8.02

"Offer Amount"....................     3.09
"Offer Period"....................     3.09
"Paying Agent"....................     2.03
"Payment Default".................     6.01
"Purchase Date"...................     3.09
"Purchase Price"..................     3.09
"Registrar".......................     2.03
"Restricted Payments".............     4.07
"Surviving Corporation"...........     5.01

Section 1.03.  Incorporation By Reference Of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Company, and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules Of Construction.

      Unless the context otherwise requires:

      (i)   a term has the meaning assigned to it;

      (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (iii) "or" is not exclusive;

      (iv) words in the singular include the plural, and in the plural include the singular;

      (v)   provisions apply to successive events and transactions; and

      (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES


Section 2.01.  Form and Dating.

   (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto which is part of this Indenture and shall be in a principal amount of no greater than $400,000,000. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

   (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

   (c) The Notes shall be issued in the form of one or more global notes, substantially in the form of Exhibit A hereto which is part of this Indenture (each a "Global Note"). The Global Notes shall be deposited on the date of the closing of the sale of the Notes offered pursuant to the Offering (the "Closing Date") with, or on behalf of, the Depositary (such nominee being referred to herein as the "Global Note Holder"). Except as set forth in Section 2.06, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

      The Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). The Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). The Global Notes shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.  Execution and Authentication.

   (a) Two Officers of the Company shall sign each Note issued hereunder for the Company by manual or facsimile signature. The Company's seal shall be reproduced on each Note and may be in facsimile form.

   (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

   (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

   (d) The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to the aggregate principal amount of $400,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

   (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

   (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles 3 and 8 and Section 4.16 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

   (b) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

   (c) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

      (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

         (x) to register the transfer of the Certificated Notes; or

         (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

      (b) Transfer of a Certificated Security for a Beneficial Interest in the Global Notes. A Certificated Security may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on a

Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, in which case the Trustee shall cancel such Certificated Security in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by such Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

      (c) Transfer and Exchange of Global Note.  The transfer and exchange of a
          -------------------------------------
Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.

      (d) Restrictions on Transfer and Exchange of Global Notes.
          ------------------------------------------------------
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (g) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      (e) Authentication of Certificated Notes.  If at any time:
          -------------------------------------

         (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for a Global Note and a successor Depositary for such Global Note is not appointed by the Company within 90 days after delivery of such notice;

         (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture; or

         (iii) if there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes.

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note. Certificated Notes issued pursuant to this Section 2.06(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

      (f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Certificated Notes, or when all outstanding Notes have been redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated

Notes, or outstanding Notes are redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Notes, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

      (g) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and the Global Note at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.16 and
              9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or the Global Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required:

            (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                Section 3.02 hereof and ending at the close of business on the day of selection; or

            (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

            (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Certificated Notes and the Global Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07.  Replacement Notes.

   (a) If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Company, as the case may be, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

   (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

   (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

   (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

   (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

   (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

   (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

   (b) Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act), unless the Company directs cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of such defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  Record Date.

      The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as the Company determines or, if not so determined, as provided in TIA (S) 316(c).

Section 2.14.  CUSIP Number.

      The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3
                        OFFERS TO PURCHASE OR REDEMPTION


Section 3.01.  Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days (or such shorter period as shall be acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth
(i) the Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the Notes to be redeemed, (iv) the principal amount of Notes to be redeemed and (v) the redemption price.

Section 3.02.  Selection of Notes to be Redeemed.

      (a) If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the New York Stock Exchange or the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

      (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

      (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      (b) The notice shall identify the Notes to be redeemed and shall state:

        (i)  the redemption date;

        (ii) the redemption price;

        (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

        (vi) the name and address of the Paying Agent;

        (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

        (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

        (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.04.  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

      (a) At least one Business Day prior to any redemption date, the Company shall deposit, or cause to be deposited, with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

      (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.

If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

      (a) The Notes are not redeemable at the Company's option prior to August 1, 2001 (the "First Optional Redemption Date"). From and after the First Optional Redemption Date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices plus accrued and unpaid interest, if any, thereon to the applicable redemption date as set forth in paragraph 5 of the Notes.

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

      Except as set forth in Sections 4.10 and 4.16 hereof, the Company shall not be required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Notes.

Section 3.09.  Repurchase Offers.

      (a) In the event that, pursuant to Section 4.10 or 4.16 hereof, the Company shall be required to make a Repurchase Offer to all Holders, it shall follow the procedures specified below.

      (b) The Repurchase Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase at the purchase price as determined in accordance with Section 4.10 or 4.16 hereof, as the case may be (the "Purchase Price"), the principal amount of Notes required to be purchased pursuant to
Section 4.10 or 4.16 hereof, as the case may be (the "Offer Amount"), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      (c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

      (d) Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee, and a notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

              (i)   that the Repurchase Offer is being made pursuant to this
      Section 3.09 and Section 4.10 or 4.16 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

              (ii)  the Offer Amount, the purchase price and the Purchase Date;

              (iii) that any Note not properly tendered or accepted for payment shall remain outstanding and continue to accrue interest;

              (iv) that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

              (v) that Holders electing to have any Notes purchased pursuant to a Repurchase Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Paying Agent or a depository, if appointed by the Company, specified in the notice, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

              (vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes, provided, that the Paying Agent or the depositary, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

              (vii) that if Notes in an aggregate principal amount in excess of the Offer Amount are tendered and not withdrawn pursuant to the Repurchase Offer, the Company shall purchase Notes having an aggregate principal amount equal to the Offer Amount on a pro rata basis (with such adjustment as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

              (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      (e) Prior to the commencement of any Repurchase Offer, the Company shall deliver to the Trustee an Officers' Certificate to the effect that the Repurchase Offer complies with the provisions of this Indenture.

      (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer.

      (g) On the Purchase Date, the Company shall, to the extent permitted by law, (i) accept for payment the Offer Amount of Notes or portions thereof properly tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deposit, or cause to be deposited, with the Paying Agent an amount equal to the aggregate Purchase Price in respect of all Notes or portions thereof so tendered and accepted and
(iii) deliver, or cause to be delivered, to the Trustee (A) for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company and (B) an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.09. The Paying Agent shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Purchase Price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company or the Paying Agent to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer in The Wall Street Journal, or if no longer published, a national newspaper of general circulation, on or as soon as practicable after the Purchase Date.

      (h) In the event the Company is required to make a Repurchase Offer pursuant to Section 4.10, and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Notes that is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the amount of Excess Proceeds that are not applied pursuant to the terms of this Indenture, as the case may be, that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

                                   ARTICLE 4
                                   COVENANTS


Section 4.01.  Payment of Notes.

      (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

      (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  SEC Reports.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of the Notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Section 4.04.  Compliance Certificate.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company is in compliance with this Indenture and each Collateral Document and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is in compliance with each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event exists, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the Company's independent public accountants previously applied (a copy of which shall be delivered to the Trustee), the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company is in violation of any provisions of Article 4 or Article 5 hereof or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

      The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or such Restricted Subsidiary (except for (a) up to an aggregate of $2.0 million used to make fractional payments in the event of a merger or reverse stock split involving the Equity Interests of the Company or its Restricted Subsidiaries and
(b) the cashless exercise of stock options or warrants issued by the Company);
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except (a) at final maturity or (b) retirement of existing issues of debt securities by application of the proceeds from the sale of the Notes, (iv) make any Restricted Investment (provided that (a) an Investment (other than any direct or indirect loan or Guarantee referred to in clause (b) or (c)) by the Company or a Restricted Subsidiary of up to $350.0 million in the Dresden, Germany Unrestricted Subsidiary; (b) a direct or indirect loan by the Company or a Restricted Subsidiary to its Dresden, Germany Unrestricted Subsidiary (including a Guarantee and any payment of such Guarantee) in an amount not to exceed $150.0 million and (c) any Guarantee arising from the Company's or any Restricted Subsidiary's commitments or obligations with respect to the Dresden, Germany Unrestricted Subsidiary or any guarantee of any obligation (other than Indebtedness) of the Dresden, Germany Unrestricted Subsidiary (but, in each case, not the payment thereof), shall not be deemed to be a Restricted Investment; provided that no more than $225.0 million shall be invested or loaned by the Company pursuant to subclauses (a) and (b) above in any four consecutive quarters) or (v) designate any Restricted Subsidiary to be an Unrestricted Subsidiary (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

      (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted pursuant to subclauses (i) and (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any cash dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company (excluding any cash dividends from the Dresden, Germany Unrestricted Subsidiary in an amount equal to the sum of (a) any Investment by the Company in the Dresden, Germany Unrestricted Subsidiary provided for in clause (iv)(a) of the first paragraph of this Section 4.07 and (b) any loan by the Company in the Dresden, Germany Unrestricted Subsidiary provided for in clause (iv)(b) of the first paragraph of this Section 4.07).

   Provided that no Event of Default shall have occurred and be continuing, the foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock) or the substantially concurrent conversion of such Equity Interests for other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
(c)(ii) of
the preceding paragraph; (iii) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or the substantially concurrent conversion of such Indebtedness into Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iv) an Investment by the Company of up to $50.0 million in the Company's FASL Unrestricted Subsidiary and the making of a Guarantee (but not the payment of such Guarantee) by the Company of up to $175.0 million of the FASL Unrestricted Subsidiary's Indebtedness; (v) any payments by the Company required pursuant to the terms of the CIBC Guarantee; and (vi) Restricted Payments in an aggregate amount not to exceed $10.0 million.

   The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default and if, immediately after giving effect to such designation on a pro forma basis, the Company would be in compliance with this Section 4.07. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of the Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced, in the case of Restricted Payments (other than cash) with a fair market value in excess of $25.0 million, by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its

Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) this Indenture, the Notes and the Collateral Documents, (c) the New Credit Agreement,
(d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or than the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are in the good faith judgment of the Board of Directors of the Company (as evidenced by a resolution thereof set forth in an Officers' Certificate delivered to the Trustee) no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The foregoing provisions will not apply to:

      (i) the incurrence by the Company of the Indebtedness represented by the Notes;

      (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, provided such Indebtedness does not exceed, as of the date of determination, 50% of Company Book Value less (a) the principal amount outstanding under the Notes, less (b) the Obligations outstanding under the New Credit Agreement and less
   (c) the aggregate amount of outstanding Indebtedness of the Company or any Restricted Subsidiary previously incurred pursuant to this clause (ii); provided, however, under no circumstances shall the aggregate amount of Indebtedness (x) outstanding under the Notes, (y) incurred and outstanding under the New Credit Agreement and (z) pursuant to outstanding Capital Lease Obligations relating to property or equipment at the Fab 25 Complex exceed,
   (A) $650.0 million on or before January 1, 1997 and (B) $800.0 million thereafter, in each case, less any permanent reduction in the obligations and commitments of the Company under the New Credit Agreement as provided under
   Section 4.10 hereof;

      (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

      (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Capital Lease Obligations relating to property or equipment at the Fab 25 Complex covered by subclause (ii) above), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $100.0 million at any time outstanding;

      (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

      (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

      (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or managing (a) foreign currency risk or (b) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

      (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

        (ix) a Guarantee by the Company of up to $175.0 million of the FASL Unrestricted Subsidiary's Indebtedness;

        (x) a Guarantee by the Company pursuant to clause (iv)(b) of the first paragraph of Section 4.07 hereof; or

        (xi) any Lien on Equity Interests of the Dresden, Germany Unrestricted Subsidiary permitted pursuant to clause (xvi) of the definition of "Permitted Liens."

Section 4.10.  Asset Sales, Collateral Asset Sales and Events of Loss.

    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets, Equity Interests or other property issued or sold or otherwise disposed of (evidenced by an Officers' Certificate delivered to the Trustee certifying as to (x) such value,
(y) the consideration received (including the value of any non-cash consideration) and (z) if the assets, Equity Interests or other property disposed of equals or exceeds $25.0 million in fair market value, a resolution of the Board of Directors approving such Asset Sale and acknowledging the values set forth in (x) and (y) above) and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

    Within 24 months after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, or may cause the applicable Restricted Subsidiary to apply, such Net Proceeds to (i) the acquisition by the Company of all of the Capital Stock of any Person in the same or a substantially similar line of business as that conducted by the Company or any of its Subsidiaries as of the Issue Date, (ii) the making of a capital expenditure, (iii) the acquisition of other long-term Tangible Assets, (iv) the permanent reduction of amounts outstanding under the New Credit Agreement (and to correspondingly reduce commitments with respect thereto) and (v) the making of a Restricted Strategic Investment which is a Permitted Investment. Pending the final application of any such Net Proceeds, the Company shall hold such Net Proceeds in the form of cash or Cash Equivalents. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

    (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in a Collateral Asset Sale unless (i) such Collateral Asset Sale involves the Collateral in its entirety, or, if such Collateral Asset Sale involves less than all of the Collateral (a "Partial

Collateral Asset Sale"), such Partial Collateral Asset Sale involves a single Collateral Asset Sale with a fair market value at the time of consummation of such Collateral Asset Sale not exceeding $2.0 million and is not part of a series of Collateral Asset Sales in any twelve month period with an aggregate value (measured as of the time of consummation of such sales) exceeding $10.0 million in the aggregate; (ii) the Company receives consideration in respect of and concurrently with such Collateral Asset Sale at least equal to the fair market value of such Collateral; (iii) with respect to each such Collateral Asset Sale, the Company delivers an Officers' Certificate to the Trustee dated no more than 15 days prior to the date of consummation of the relevant Collateral Asset Sale, certifying that (a) such sale complies with clauses
(i) and (ii) of this paragraph and (b) if the fair market value of the Collateral being sold exceeds $25.0 million, the fair market value of such Collateral was determined in good faith by the Board of Directors of the Company (whose determination, if the Collateral Asset Sale involves the Collateral in its entirety, was based on the opinion of a nationally recognized qualified independent appraiser prepared contemporaneously with such Collateral Asset Sale and which opinion, in such case, will be evidenced by an opinion letter of the independent appraiser and attached to the Officers' Certificate) as evidenced by copies of a resolution of the Board of Directors of the Company adopted in respect of and concurrently with such Collateral Asset Sale; (iv) 100% of such consideration is in cash or Cash Equivalents; and (v) the Net Proceeds therefrom shall be paid directly by the purchaser thereof to the Collateral Agent, pursuant to the applicable Collateral Document, as additional Collateral. In the case of a Partial Collateral Asset Sale, the Company, within ninety (90) days from the date of consummation of a Partial Collateral Asset Sale, may apply all of the Net Proceeds therefrom to purchase or otherwise invest in Replacement Collateral. Any such Net Proceeds not so applied shall constitute "Excess Proceeds." In the case of a Collateral Asset Sale other than a Partial Collateral Asset Sale all of the Net Proceeds therefrom shall constitute "Excess Proceeds."

    (c) If the Company suffers an Event of Loss, (i) the Net Proceeds therefrom shall be paid directly by the party providing such Net Proceeds to the Collateral Agent, pursuant to the applicable Collateral Document, as additional Collateral and (ii) the Company shall take such actions, at its sole expense, as may be required to ensure that the Collateral Agent pursuant to the applicable Collateral Document, has from the date of such deposit a first ranking Lien (subject to Permitted Liens) on such Net Proceeds pursuant to the terms of the applicable Collateral Document. As any portion or all of the Net Proceeds from any such Event of Loss are received by the Collateral Agent, the Company may apply all of such amount or amounts, as received, together with all interest earned thereon, individually or in combination, (a) to purchase or otherwise invest in Replacement Collateral or (b) to restore the relevant Collateral. In the event that the Company elects to restore the relevant Collateral pursuant to the foregoing clause (b), within six months of receipt of such Net Proceeds from an Event of Loss, the Company shall (x) give the Trustee irrevocable written notice of such election and (y) enter into a binding commitment to restore such Collateral, a copy of which shall be supplied to the Trustee, and shall have 24 months from the date of such binding commitment to complete such restoration, which shall be carried out with due diligence. Any such Net Proceeds not so applied shall constitute "Excess Proceeds."

    (d) In the event that the Company decides pursuant to this Section 4.10 to apply any portion of the Net Proceeds from a Collateral Asset Sale or an Event of Loss to purchase or otherwise invest in Replacement Collateral, (i) the Company shall deliver an Officers' Certificate to the

Trustee dated no more than 30 days prior to the date of consummation of the relevant investment in Replacement Collateral, certifying that the purchase price for the amount of the investment in Replacement Collateral does not exceed the fair market value of such Replacement Collateral and, if the fair market value of such Replacement Collateral exceeds $25.0 million, certifying that the fair market value of such Replacement Collateral was determined in good faith by the Board of Directors of the Company and was based on the opinion of a nationally recognized qualified independent appraiser, attached to the Officers' Certificate, adopted in respect of and concurrently with the investment in such Replacement Collateral; (ii) the Trustee shall instruct the Collateral Agent to release such certified purchase price to the Company, together with any investment income thereon, free of the Lien of the Collateral Documents; and
(iii) the Company shall take such actions, at its sole expense, as shall be required to ensure that the Collateral Agent has, from the date of such purchase or investment, a first ranking Lien (subject to Permitted Liens on such Collateral) on such Replacement Collateral under the applicable Collateral Document.

   (e) When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to apply such Excess Proceeds (i) to make a Repurchase Offer to all Holders of Notes to purchase the Notes at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase in accordance with the procedures set forth in Section 3.09 hereof and (ii) to repay and permanently reduce amounts outstanding under the New Credit Agreement, in each case, in proportion to the respective amounts outstanding thereunder. The Company shall commence such Repurchase Offer within 10 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $25.0 million by mailing the notice required in Section 3.09 hereof to the Holders. To the extent that the aggregate amount of Notes tendered pursuant to such Repurchase Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. The Trustee shall instruct the Collateral Agent to release the Net Proceeds, together with any investment income thereon, to be applied to a Repurchase Offer and to the repayment of amounts outstanding under the New Credit Agreement to the Person entitled thereto in accordance with this Indenture and the Intercreditor Agreement. If the aggregate principal amount of the Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries.

   The Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10(a) hereof and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company. Notwithstanding the foregoing, nothing in this Section 4.11 shall prohibit (x) the Company from selling more than 35% of its Equity Interest in any Wholly Owned Restricted Subsidiary in connection with the Initial Public Offering of such Wholly Owned Restricted Subsidiary, provided 100% of the net proceeds from such Initial Public Offering received by the Company are in the form of cash and all such proceeds are applied in accordance with Section 4.10(a) hereof or (y) the issuance and exchange of Equity Interests (other than Disqualified Stock) of the Company's PLD Subsidiary (as defined herein) in connection with the merger of the PLD Subsidiary with or into any Person, provided (a) at the time of such merger, the Consolidated Cash Flow of the PLD Subsidiary for the Company's most recently ended four full fiscal-quarters for which financial statements are available represents less than 10% of the Consolidated Cash Flow of the Company for the same period, (b) the Company and the PLD Subsidiary shall enter into a written agreement providing that the product transfer pricing in effect following such merger shall be no less favorable to the Company than the product transfer pricing in effect during the period set forth in (a) above, and (c) the Fixed Charge Coverage Ratio for the period set forth in (a) above would have been 2.5 to l, determined on a pro forma basis, as if such merger had occurred at the beginning of such period.

Section 4.12.  Transactions with Affiliates.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution adopted by the majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate Transaction or series of related Affiliate Transactions and set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions comply with clause (i) above and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in the principal amount of $25.0 million or more, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent financial advisor of national standing. Notwithstanding the foregoing, the following transactions shall not be deemed Affiliate Transactions: (1) any purchases of products by the Company from the FASL Unrestricted Subsidiary on terms no less favorable to the Company than those determined pursuant to transfer pricing in effect on the Issue Date; (2) any purchases of wafers from the Dresden, Germany Unrestricted Subsidiary such that the sale of the products produced from such wafers have a Contribution Margin of no less than 50%; (3) any employee compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (4) transactions between or among the Company and/or any of its Restricted Subsidiaries or (5) purchases of Equity Interests (other than Disqualified Stock) by any stockholder of the Company (or an Affiliate of a stockholder of the Company) from the Company or any Restricted Subsidiary; provided that such Equity Interests do not bear cash dividends. For purposes of this Section 4.12, "Contribution Margin" shall mean the margin determined by dividing (a) the net cash revenue realized by the Company from the sale of such products less the cash cost to the Company of the wafer utilized in the production of such products divided by (b) the net cash revenue realized by the Company from the sale of such products.

Section 4.13.  Liens.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.14.  New Credit Agreement.

      For so long as any Notes are outstanding, the Company will not amend, modify or change in any manner the terms of the New Credit Agreement as in effect on the Issue Date, if any such amendment, modification or change (i) changes (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alters the redemption or prepayment provisions thereof; (iii) alters the provisions thereof relating to dispositions of Collateral; or (iv) alters the provisions thereof to the extent the Trustee is an express third party beneficiary.

Section 4.15.  Corporate Existence.

      Subject to Article 5 and Article 11 hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16.  Change of Control.

      Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to commence a Repurchase Offer in accordance with the procedures set forth in Section 3.09 to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Repurchase Offer resulting from a Change of Control.

      The Company shall commence such Repurchase Offer within 10 days following any Change of Control by mailing the notice required in Section 3.09 hereof to the Holders.

      The Company will not be required to make a Repurchase Offer upon a Change of Control if a third party makes the Repurchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section
3.09 of this Indenture applicable to a Repurchase Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Repurchase Offer.

Section 4.17.  Maintenance of Insurance.

      The Company shall at all times provide, maintain, and keep in full force, or cause to be provided, maintained and kept in full force, at no expense to the Collateral Agent, the Trustee or the Holders of the Notes, policies of insurance for the Collateral in an amount of not less than 100% of the full insurable value of the Collateral with a deductible of not more than $1.0 million per occurrence, and, if issued by companies, associations or organizations licensed to do business in the state of California, having a rating in Best's Key Rating Guide of not less than B+:VII, and otherwise consistent with the Company's then existing generally applicable risk management policies, covering such casualties, risks, perils, liabilities and other hazards as are customary for improvements similar to the improvements in the general geographic area in which the improvements are located. All such policies of insurance required by this
Section 4.17 shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Company or any party holding under the Company which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Company.

Section 4.18.  Collateral Documents.

      Neither the Company nor any of its Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Collateral Documents to which the Company or any of its Subsidiaries is a party to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Collateral Agent, the Trustee or the Holders, provided that: (i) the Collateral may be released or replaced as expressly provided in this Indenture and in the Collateral Documents; (ii) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth in Article 9 hereof and (iii) for purposes of this Indenture, neither the Company nor its Subsidiaries shall be deemed to be a party to the Intercreditor Agreement.

Section 4.19.  Further Assurances.

      The Company shall (and shall cause each of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.


                                    ARTICLE 5
                                   SUCCESSORS


Section 5.01.  Merger, Consolidation or Sale of Assets.

   The Company shall not consolidate or merge with or into or wind-up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless
(i) the Company is the surviving corporation (the "Surviving Corporation") or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Corporation or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists under this Indenture or the Collateral Documents; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Surviving Corporation or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments resulting from such transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. The Trustee shall receive an Opinion of Counsel and an Officers' Certificate, each stating that any such consolidation, merger, winding-up, sale, transfer, lease, conveyance or other disposition meets the requirements of this Section 5.01, and that all conditions precedent herein provided for in clauses (i) through (iv) above relating to such transaction have been complied with.

Section 5.02.  Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer to or include instead the successor Person and not the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest, if any, on the Notes.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES


Section 6.01.  Events of Default and Remedies.

      An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days;

         (b) the Company defaults in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 3.09, 4.07, 4.09, 4.10 and 4.16 hereof;

         (d) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for the period and after the notice specified below;

         (e) a default or event of default occurs under the New Credit Agreement or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments are not paid, discharged or stayed for a period of 30 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million;

         (g) the Company materially breaches any representation or warranty set forth in the Collateral Documents, or a material default by the Company in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Company of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company for any reason;

         (h) the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy
   Law:

             (i)   commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case,

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (iv) makes a general assignment for the benefit of its creditors, or

             (v)   generally is not paying its debts as they become due; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

             (ii) appoints a Custodian of the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden,

      Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary, or

               (iii) orders the liquidation of the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

      A Default under clause (d) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

      If an Event of Default occurs on or after August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1, of the years set forth below, as set forth below (expressed as a percentage of principal amount):

             Year                              Percentage
             ----                              ----------

             1996.............................  11.000%
             1997.............................   9.900%
             1998.............................   8.800%
             1999.............................   7.700%
             2000.............................   6.600%


Section 6.02.  Acceleration.

      If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 6.01 hereof relating to either the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest, if any, shall be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 6.01 hereof relating to either the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal and interest, that has become due solely because of the acceleration) have been cured or waived.


Section 6.03.  Other Remedies.

      (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Certain Existing Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including providing instructions to the

Collateral Agent to exercise any remedy under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

      Solely for purposes of calculating "Directing Creditors" pursuant to the terms of the Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the then outstanding Notes may delegate instructional authority under the Intercreditor Agreement to any committee of such Holders, in which event such Holders shall be deemed to represent 100% of the Credit Class (as defined in the Intercreditor Agreement) representing the Notes.

Section 6.06.  Limitation on Suits.

      (a) A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

           (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

           (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; provided, however, that such provision does not affect the right of a Holder to sue for enforcement of any overdue payment thereon.

      (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or Section 6.01(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

      (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

      First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

      Third: without duplication, to Holders for any other obligations owing to the Holders under the Notes, this Indenture or the Collateral Documents; and

      Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

      (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the degree of care of a prudent person in the conduct of his own affairs.

      (b)  Except during the continuance of an Event of Default:

           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming in all material respects to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform in all material respects to the requirements of this Indenture and the Collateral Documents.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture before or following the occurrence of any Event of Default at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

      Subject to TIA (S) 315:

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have requested such action in accordance with this Indenture and have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) Except with respect to Sections 4.01 and 4.02 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 6.01(d) hereof or (ii) any Default of Event of Default of which a Responsible Officer of the Trustee shall have received written notification from the Company, any Holder, the Collateral Agent, the Bank Agent or the Banks or obtained actual knowledge.

Section 7.03.  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined under the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee as set forth in Section 7.02(g), the Trustee shall mail to Holders of Notes, at the Company's expense, a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall comply with TIA
(S) 315(b).

Section 7.06.  Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each August 1 beginning with the August 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when and if the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

      (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company shall indemnify the Trustee for, and hold it harmless against, any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel, but the fees and expenses of such counsel shall be at the expense of the Trustee unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have timely failed to assume the defense of the Trustee or to employ counsel for the Trustee, or (iii) the named parties to any such action (including any impleaded parties) include both the Trustee and the Company, and the Trustee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or that the Trustee has one or more interests that conflict with those of the Company. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The provisions of this Section 7.07(b) shall survive payment of the Notes and any resignation, removal or replacement of the Trustee.

      (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(h) and 6.01(i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (e) The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

      (f) The Trustee's right to receive payment of any amount due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company (even though the Notes may be so subordinated). Such right shall survive the satisfaction and discharge of this Indenture.


Section 7.08.  Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

           (i)    the Trustee fails to comply with Section 7.10 hereof;

           (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (iii) a Custodian or public officer takes charge of the Trustee or its property; or

           (iv)   the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. For up to one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may by written action appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least

10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation shall be otherwise eligible and qualified under this Article.

Section 7.10.  Eligibility; Disqualification.

     (a) There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.

     (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent provided therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


Section 8.01.  Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and
(ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely out of the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof, (ii) the Company's obligations with respect to the Notes under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions To Legal or Covenant Defeasance.

     (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under

Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07.  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08.  Collateral.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, the Collateral, except the funds in the trust fund described in Section 8.04 hereof, shall be released pursuant to
Section 10.04 hereof; provided, however, if at any time after such release the Company's obligations under this Indenture and the Notes shall be revived and reinstated pursuant to Section 8.07 hereof, then the Company shall immediately take all steps necessary to cause the Collateral Documents to be re-recorded pursuant to Section 10.02 hereof to create and maintain, as security for the Obligations of the Company under this Indenture and the Notes, valid and enforceable, perfected first priority Liens in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, for the further benefit of the Holders of the Notes, and for the benefit of the Banks under the New Credit Agreement, superior to and prior to the rights of all third persons, and subject to no other Liens, other than as provided herein and therein.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER


Section 9.01.  Without Consent of Holders of Notes.

     (a) Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company and the Trustee together may amend or supplement this Indenture, the Notes or the Collateral Documents:

          (i) to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

          (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder of Notes;

          (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (vi) to enter into additional or supplemental Collateral Documents, to correct or amplify the description of the Collateral or to assure or convey and confirm better unto the Collateral Agent any property subject or required or intended to be subject to the Liens created by the Collateral Documents or to subject any additional property to the Lien created by the Collateral Documents.

     (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, Notes or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, Notes or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, Notes or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

     (a) Except as provided below in this Section 9.02 or elsewhere in this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of all of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of all of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, Notes or Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture, Notes or Collateral Documents, unless such amended or supplemental Indenture, Notes or Collateral Documents affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes or Collateral Documents.

     (c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes or Collateral Documents or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder of Notes):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption provisions of the Notes (other than Sections 3.09, 4.10 and 4.16 hereof);

          (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the

     Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (vii) waive a redemption payment with respect to any Note (other than Sections 3.09, 4.10 and 4.16 hereof);

          (viii) release the Lien of the Collateral Agent in any of the Collateral other than pursuant to the terms of this Indenture or the Collateral Documents; or

          (ix) make any change in Section 6.04 or Section 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture, the Notes and the Collateral Documents shall be set forth in an amended or supplemental Indenture or Collateral Document that complies with the TIA as then in effect, if applicable.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

     (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture, Note or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture, Note or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental Indenture, Note or Collateral Document, if necessary, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental Indenture, Note or Collateral Document is authorized or permitted by this Indenture.


                                   ARTICLE 10
                            COLLATERAL AND SECURITY


Section 10.01.  Collateral and Security.

      The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided herein and in the Collateral Documents. Each Holder, by its acceptance of a Note, consents and agrees to the terms hereof and of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into any of the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith, and to provide instructions to the Collateral Agent thereunder. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions hereof and of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company under this Indenture and the Notes, valid and enforceable, perfected first priority Liens in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, for the further benefit of the Holders of the Notes, and for the benefit of the Banks under the New Credit Agreement, superior to and prior to the rights of all third persons, and subject to no other Liens, other than as provided herein and therein.

Section 10.02.  Recording, Etc.

      (a) The Company will cause, at its own expense, the Collateral Documents, this Indenture and all amendments or supplements thereto, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created hereby and by the Collateral Documents.

      (b) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel, assuming the taking of certain actions with respect to the recording, registering and filing of this Indenture, financing statements or other instruments, the Lien intended to be created by the Collateral Documents will become effective, and reciting the details of such action, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

      (c) The Company shall furnish to the Trustee within 30 days after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Lien.

Section 10.03.  Protection of the Trust Estate.

      The Trustee shall have the power to enforce the obligations of the Company and its Subsidiaries under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders or the Trustee, to the extent permitted thereunder.

Section 10.04.  Release of Lien.

      (a) Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided hereby.

      (b) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof and thereof. To the extent applicable, the Company and any other obligor shall cause TIA (S) 314(d) relating to the release of property from the Lien arising out of the Collateral

Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company; provided, however, that to the extent required by TIA (S) 314(d), any such certificate or opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in TIA (S) 314(d)), who is not an Affiliate of the Company.

      (c) Whenever Collateral is to be released pursuant to this Section 10.04, the Trustee will execute any reasonable document or termination statement necessary to release the Lien of this Indenture and Collateral Documents.


Section 10.05. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

      Each Holder, by acceptance of a Note, authorizes and directs the Trustee to enter into the Collateral Documents to which the Trustee is a party. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 10.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

      The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 10.07.  Collateral Agent.

      The Trustee may, from time to time, appoint one or more collateral agents and may delegate to such collateral agent or agents any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or that are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such collateral agent, for the ratable benefit of the Holders of the Notes. Each such collateral agent shall have such rights and duties as may be specified in an agreement between the Trustee and such collateral agent. The Trustee and any collateral agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the

Intercreditor Agreement. IBJ Schroder Bank & Trust Company shall initially act as the Collateral Agent hereunder and under the Collateral Documents pursuant to the Intercreditor Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS


Section 11.01.  Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 11.02.  Notices.

      (a) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

           Advanced Micro Devices, Inc.
           One AMD Place
           Sunnyvale, California 94088-3453
           Attention:  General Counsel

      With a copy to:

           Bronson, Bronson & McKinnon LLP
           505 Montgomery Street
           San Francisco, California  94111
           Attention:  Victor Bacigalupi, Esq.

      If to the Trustee:

           United States Trust Company of New York
           114 West 47th Street
           New York, New York  10036
           Attention:  Corporate Trust Department

      (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

      (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business

Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

     (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.  Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
(S) 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

          (iii) any certificate or opinion of an independent public accountant selected by the Trustee in the exercise of reasonable care, pursuant to, and to the extent required by, TIA (S) 314(c)(3).

Section 11.05.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.  Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.  Governing Law.

      THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.

Section 11.09.  No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

      All agreements of the Company in this Indenture and the Notes, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature pages follow]

                                   SIGNATURES



Dated as of August 1, 1996      ADVANCED MICRO DEVICES, INC.


                                By:   /s/ Marvin D. Burkett
                                    ---------------------
                                    Name:     Marvin D. Burkett
                                    Title:    Senior Vice President, Chief
                                              Financial & Administrative
                                              Officer and Treasurer

Dated as of August 1, 1996      United States Trust Company of New York,
                                Trustee


                                By:   /s/ Albert J. Edwards
                                    --------------------------------
                                    Name:     Albert J. Edwards
                                    Title:    Vice President

                                   EXHIBIT A
                                   ---------

                                (Face of Note)

                       11% Senior Secured Note due 2003

                                                            Cusip No. 007903 AB3
     No. R-__                                                       $___,000,000

                          ADVANCED MICRO DEVICES, INC.

     promises to pay to CEDE & CO

     or registered assigns,

     the principal sum of ____Hundred Million

     Dollars ($___,000,000) on August 1, 2003.

     Interest Payment Dates:  February 1 and August 1

     Record Dates:  January 15 and July 15

                             Dated:  August 13, 1996


                             ADVANCED MICRO DEVICES, INC.

[SEAL]                       By: /s/ Marvin Burkett
                                 ----------------------
                                 Name:  Marvin Burkett
                                 Title: Senior Vice President, Chief
                                        Financial and Administrative
                                        Officer and Treasurer


                             By: /s/ Thomas M. McCoy
                                 ----------------------
                                 Name:  Thomas M. McCoy
                                 Title: Vice President, General Counsel
                                        and Secretary


This is one of the Notes
referred to in the within-
mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:__________________________________
  Authorized Signatory

                                 (Back of Note)

                            11% SENIOR SECURED NOTE
                                    DUE 2003

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

     Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. Interest. Advanced Micro Devices, Inc., a Delaware corporation (or any successor thereto as provided in the Indenture, the "Company"), promises to pay interest at the rate of 11% per annum of the principal amount of this Note (the "Interest") from the Issue Date to the date of payment of such principal amount of this Note. Installments of Interest shall become due and payable semi-annually in arrears on February 1 and August 1 to the holder of record at the close of business on the immediately preceding January 15 or July 15 (whether or not a Business Day). Additionally, installments of accrued and unpaid Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Interest shall be calculated to accrue from and including the most recent date to which Interest has been paid or provided for (or from and including the Issue Date if no installment of Interest has been paid) to, but not including, the date of payment.

     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided,


- -------------------------
1.  This paragraph should be included only for Notes issued in global form.

however, that all payments with respect to the Global Note and definitive Notes the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, United States Trust Company of New York, (including any successor appointed under the Indenture, the "Trustee") the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture and Collateral Documents. The Company issued the Notes under an Indenture dated as of August 1, 1996 (as it may be amended from time to time, the "Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the Issue Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are obligations of the Company. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture and that may be released pursuant to the terms thereof.

     5. Optional Redemption. As set forth in Section 3.07 of the Indenture, the Notes are not redeemable at the Company's option prior to August 1, 2001 (the "First Optional Redemption Date"). From and after the First Optional Redemption Date, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                                    Percentage
          ----                                    ----------

          2001 .................................. 105.500%
          2002 .................................. 102.275%

     Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Notes.

     7. Repurchase at Option of Holder. Under certain circumstances, as provided in the Indenture, the Company may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase shall receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

     8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent or the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this
Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all of the Notes then outstanding (including any consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Company and the Trustee together may amend or supplement the Indenture, the Notes or the Collateral Documents to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to enter into additional or supplemental Collateral Documents.

     12. Defaults and Remedies. Events of Default include: default in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days; default in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; failure to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07, 4.09, 4.10 and
4.16 of the Indenture; failure to comply with any of their other respective agreements or covenants in, or provisions of, the Notes or the Indenture and the Default continues for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; default or event of default under the New Credit Agreement or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default'') or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; a final judgment or final judgments for the payment of money entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments are not paid, discharged or stayed for a period of 30 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million; material breach by the Company of any representation or warranty set forth in the Collateral Documents, or material default by the Company in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Company of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company for any reason; and certain events of bankruptcy or insolvency with respect to the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or any group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Solely for purposes of calculating "Directing Creditors" pursuant to the terms of the Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the then outstanding Notes may delegate instructional authority under the Intercreditor Agreement to any committee of such Holders, in which event such Holders shall be deemed to represent 100% of the Credit Class (as defined in the Intercreditor Agreement) representing the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     If an Event of Default occurs on or after August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 of the Indenture, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything herein or in the Indenture to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1, of the years set forth below, as set forth below (expressed as a percentage of principal amount):

             Year                         Percentage
             ----                         ----------

             1996 ........................ 11.000%
             1997 ........................  9.900%
             1998 ........................  8.800%
             1999 ........................  7.700%
             2000 ........................  6.600%


     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. Additional Information. Any Holder of the Notes or prospective investor may obtain a copy of the Indenture and the Collateral Documents without charge by writing to the Company at the following address:

                         Advanced Micro Devices
                         One AMD Place
                         Sunnyvale, California 94088
                         Attention:  General Counsel

                                ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:____________________

                                 Your Signature:_______________________________
                                 (Sign exactly as your name appears on the
                                  face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the box below:

           [ ] Section 4.10          [ ] Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $___________


Date:                            Your Signature:
     -----------                                -------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:
                                                        --------------------

Signature Guarantee.

               SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES/2/

      The following exchanges of a part of this Global Note for Certificated Securities have been made:


                                                Principal
                                 Principal      Amount of   Signature
                    Amount of    Amount of     this Gobal      of
                   decrease in  increase in       Note      authorized
                   Principal    Principal      following    officer of
                   Amount of    Amount of         such      Trustee or
         Date of      this         this         decrease      Note
        Exchange   Global Note  Gobal Note    (or increase) Custodian
        ---------  -----------  ------------  ------------ ----------







____________________
2.  To be included only for Senior Notes issued in global form.